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                                   Exhibit 5.1

             Opinion and consent of Brobeck, Phleger & Harrison LLP


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                                  July 24, 1998


Corsair Communications, Inc.
3408 Hillview Avenue
Palo Alto, CA  94304


             Re:     Corsair Communications, Inc. (the "Company")
                     Registration Statement for an Aggregate of 1,350,000 Shares of Common Stock

Ladies and Gentlemen:

               We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, registering the issuance of (i) 1,250,000 shares of the common stock ("Common Stock") of Corsair Communications, Inc. (the "Company") and the related options under the Company's 1997 Stock Incentive Plan (the "Incentive Plan"), and (ii) 100,000 shares of Common Stock under the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan") (collectively, the "Shares"). This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Incentive Plan and the Purchase Plan. Based on such review, we are of the opinion that when such Shares have been issued and sold pursuant to (a) the provisions of the option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, (b) purchase rights under the Purchase Plan and in accordance with the Registration Statement, or (c) duly authorized direct stock issuances in accordance with the Incentive Plan and with the Registration Statement, such Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

               This opinion is expressed as of the date hereof and we disclaim any undertaking




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to advise you of any subsequent changes in applicable law or in the facts stated
or assumed herein which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,


                                    BROBECK, PHLEGER & HARRISON LLP